                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Check the appropriate box:

/ / Preliminary Proxy Statement

/X/ Definitive Proxy Statement

                               CUBIC CORPORATION
           ---------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

                                     [LOGO]

                            ------------------------

                           PRINCIPAL EXECUTIVE OFFICE
                               9333 BALBOA AVENUE
                          SAN DIEGO, CALIFORNIA 92123

                            ------------------------

To Cubic Shareholders:

    Cubic Corporation's 2000 Annual Meeting will be held in the Crystal Room at the Handlery Hotel & Country Club, at 950 Hotel Circle North, San Diego, California 92108, on March 7, 2000, at 10:30 a.m. Pacific Standard Time. The formal notice and proxy statement follow.

    The Directors and Officers of the Corporation invite your attendance at the meeting. Whether or not you plan to attend the meeting, we would appreciate your completing and returning the accompanying proxy which, of course, may be revoked at any time before it is used.

    The Corporation's 1999 Annual Report is enclosed herewith.

                                          Sincerely yours,

                                          [SIG]

                                          Walter J. Zable
                                          CHAIRMAN OF THE BOARD

January 25, 2000

                  TO ENSURE YOUR REPRESENTATION AT THE MEETING,
                      PLEASE DATE, SIGN AND MAIL PROMPTLY
                         THE ENCLOSED PROXY, FOR WHICH
                         A RETURN ENVELOPE IS PROVIDED.

                                     [LOGO]

                            ------------------------

                            NOTICE OF ANNUAL MEETING

                             ---------------------

    The Annual Meeting of Shareholders of Cubic Corporation will be held in the Crystal Room at the Handlery Hotel & Country Club, at 950 Hotel Circle North, San Diego, California 92108, on March 7, 2000, at 10:30 a.m. Pacific Standard Time, for the following purposes:

1.  To elect seven Directors for the ensuing year;

2.  To transact such other business as may properly come before the meeting.

    Shareholders of record at the close of business on January 10, 2000 will be entitled to vote at the meeting. The transfer books will not be closed.

                                          By Order of the Board of Directors

                                          [SIG]

                                          William C. Stewart, Jr.
                                          SECRETARY

                                     [LOGO]

                            ------------------------

                           PRINCIPAL EXECUTIVE OFFICE
                               9333 BALBOA AVENUE
                          SAN DIEGO, CALIFORNIA 92123

                            ------------------------

                                PROXY STATEMENT

    Proxies in the form enclosed with this statement are solicited by the Board of Directors of Cubic Corporation for use at the Annual Meeting of Shareholders of the Corporation to be held in San Diego, California, on March 7, 2000. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person, and any shareholder giving a proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Corporation a written revocation or duly executed proxy bearing a later date. The Proxy will be suspended if the shareholder is present at the meeting and elects to vote in person.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    The voting securities of the Corporation consist of its Common Stock, without Par Value, of which 8,906,704 shares were outstanding at November 22, 1999 (after deducting 2,981,539 shares held as Treasury Shares).

    Only shareholders of record on the books of the Corporation at the close of business on January 10, 2000 will be entitled to vote at the meeting. Each such holder of common shares is entitled to one vote for each said share. Votes will be counted by the Inspector of Elections. Abstentions, broker non-votes and proxies without authority to vote will not be counted in votes cast.

    The approximate date on which the proxy statement and form of proxy are first being sent or given to security holders is January 25, 2000.

                             ELECTION OF DIRECTORS

    Seven Directors comprise the authorized membership of the Board of Directors of the Corporation. Seven Directors are to be elected by a plurality vote at the Annual Meeting, each to hold office for the term of one year and until his successor is elected. Proxy holders will, unless authorization to do so is withheld, vote the proxies received by them for the reelection of the following Directors, now in office, in accordance with this proxy authorization, reserving the right, however, to distribute, in their discretion, their votes of uncommitted proxies among the management nominees.

                          IDENTIFICATION OF DIRECTORS

    WALTER J. ZABLE, 84, DIRECTOR SINCE 1951. Chairman of the Board, President and Chief Executive Officer, and Chairman of the Executive Committee.

    WALTER C. ZABLE, 53, DIRECTOR SINCE 1976. Vice Chairman of the Board, Member of the Executive Committee, and Vice President. President of Cubic Transportation Systems, Inc., a wholly-owned subsidiary. Prior thereto performed various management functions for the Corporation.

    RICHARD C. ATKINSON, 70, DIRECTOR SINCE 1999. President of the University of California. Member of the Audit and Compliance Committee.

    ROBERT T. MONAGAN, 79, DIRECTOR SINCE 1986. Chairman of the Executive Compensation Committee and Member of the Audit and Compliance and the Nominating Committees. Former President of the California Manufacturers Association. Chairman of the California State World Trade Commission. Former Speaker of the California State Assembly. Director of Electronic Medical Management, Inc.

    RAYMOND E. PEET, 79, DIRECTOR SINCE 1987. Retired Vice Admiral United States Navy, Chairman of the Audit and Compliance Committee, Member of the Executive and the Nominating Committees. Member of Board of Consultants to the Comptroller General of the United States, and Chairman of San Diego Dialogue.

    WALTER E. FAIRBANKS, 68, DIRECTOR SINCE 1999, GROUP VICE PRESIDENT/DEFENSE, CUBIC CORPORATION. Mr. Fairbanks joined Cubic Corporation in 1992 as a consultant to the Chairman. Subsequently appointed as Vice President/ Defense in charge of the defense product subsidiaries of the Corporation. Prior thereto, Mr. Fairbanks held executive positions with Hughes Aircraft Company, General Dynamics, and ITT Corp.

    WILLIAM W. BOYLE, 65, DIRECTOR SINCE 1995. Vice President of Finance and Chief Financial Officer. Member of the West Coast Advisory Board of Protection Mutual Insurance Company. Previously, Mr. Boyle held management positions with General Electric, Occidental Petroleum, and the Wickes Corporation.

                      IDENTIFICATION OF EXECUTIVE OFFICERS

    THOMAS A. BAZ, 66, Vice President and Corporate Controller since 1983.

    WILLIAM C. STEWART, JR., 70, Vice President and Secretary since 1984.

    JOHN D. THOMAS, 46, Vice President and Treasurer since 1992.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

    During the fiscal year 1999, five meetings of the Board of Directors were held. Each of the incumbent Directors, except Richard C. Atkinson who joined the Board in May, 1999, attended 75% or more of the aggregate of (1) the total number of Board meetings and (2) the total number of meetings held by all Board Committees on which he served. Non-management outside Directors, other than Raymond E. Peet, are each paid fees of $1,500 for attendance at each meeting of the Board and $1,000 for attendance at each meeting of any Committee of which a Director is a Member. Raymond E. Peet receives a flat annual fee of $12,000 because of his more extensive service as a Member of the Executive Committee. Directors who are salaried employees of the Corporation are not separately compensated for their services as Directors, but all Directors are reimbursed for travel expenses, if incurred, for attendance at meetings.

AUDIT AND COMPLIANCE COMMITTEE

    Members of this Committee are Raymond E. Peet, Chairman, Richard C. Atkinson, and Robert T. Monagan. It held two meetings during the fiscal year. The Committee advises and assists the Corporation's Chief Financial Officer in making periodic overall reviews of the Corporation's internal controls and financial statements, reviews legal matters and Hotline activities, meets periodically with the Corporation's independent auditors to discuss their audit activities and recommends to the Board of Directors independent auditors for appointment for the Corporation's annual audit, and advises and provides oversight of the Corporation's Internal Audit activities and other programs.

EXECUTIVE COMPENSATION COMMITTEE

    The members of this Committee are Robert T. Monagan, Chairman, and Raymond
E. Peet. Jackson D. Arnold, a member of the Committee, resigned as a member of the Board of Directors and of the Executive Compensation Committee in May, 1999. It held one meeting during fiscal 1999. The Committee approves salary and/or other compensation adjustments for the benefit of the Corporation's Officers.

NOMINATING COMMITTEE

    Members of this Committee are Robert T. Monagan and Raymond E. Peet. One meeting was held during fiscal 1999. The Committee will not consider shareholder nominations.

OWNERSHIP OF COMMON STOCK

    The following table sets forth information with respect to persons known to the Corporation to be the beneficial owner of more than 5% of the Corporation's outstanding Common Stock (after deduction of Treasury Shares):

                             NAME            AMOUNT      PERCENT
        TITLE                AND          BENEFICIALLY      OF
        CLASS              ADDRESS           OWNED        OWNED
---------------------  ----------------   ------------   --------
Common                 Walter J. Zable     3,583,847      40.23%
                       P. O. Box 1525
                       Rancho Santa Fe
                       California 92067

    The following table sets forth information with respect to beneficial ownership of the Corporation's Common Stock by Directors and all Officers and Directors as a group as of December 20, 1999. In each case where such number of shares exceeds 1% of the securities of such class outstanding on the record date (after deduction of Treasury Shares), the percentage of such class is indicated in parentheses. Except as indicated, each individual named has sole investment and voting power with respect to the securities shown.

                                                                  AMOUNT
                                                               BENEFICIALLY
                                                                  OWNED
                                                               DIRECTLY OR
NAME                                                          INDIRECTLY (2)
----                                                          --------------
Walter J. Zable (40.23%)(1).................................      3,583,847(3)
Raymond E. Peet.............................................          8,155
Richard C. Atkinson.........................................          3,800
Walter C. Zable (1.67%).....................................        148,969(4)
Robert T. Monagan...........................................          1,200
William W. Boyle............................................            600
Walter E. Fairbanks.........................................         16,100(5)
William C. Stewart, Jr......................................            502
All Officers and Directors as a Group (15)(42.27%)..........      3,764,974

------------------------

(1) By virtue of his beneficial share ownership, Mr. Zable may be deemed to be a "Control" person of the Corporation as that term is described under the Securities Exchange Act of 1934.

(2) All shares of common stock indicated as being beneficially owned are owned directly except for Walter J. Zable, Walter C. Zable and Walter E. Fairbanks.

(3) Walter J. Zable's shares are beneficially owned through Trusts and a public benefit charitable corporation, the terms of which establish sole voting power in Mr. Zable.

(4) A portion of the shares of Walter C. Zable are owned indirectly through a Trust, the terms of which establish sole voting power in Mr. Zable.

(5) A portion of the shares of Walter E. Fairbanks are owned indirectly through a Trust, the terms of which establish sole voting power in Mr. Fairbanks.

    Walter C. Zable is the son of Walter J. Zable.

    Although it is not contemplated that any nominee will be unable to serve as a Director, in such event the proxies will be voted by the proxy holders for such other persons as may be designated by the Board of Directors.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table sets forth all cash compensation paid for services rendered in all capacities to the Corporation and its subsidiaries during or with respect to the 1999 fiscal year to the Chief Executive Officer and the four most-highly compensated Executive Officers of the Corporation whose compensation exceeded $100,000:

                                                                             ANNUAL COMPENSATION
                                                              -------------------------------------------------
                                                                BASE                OTHER ANNUAL    LONG TERM
NAME                            POSITION                       SALARY     BONUS     COMPENSATION   COMPENSATION
----                    -------------------------             --------   --------   ------------   ------------
                                                                (A)        (B)          (C)            (D)
W.J. Zable              Chairman of the Board        1999     $500,000   $172,913     $ 39,574       $155,000
                        President and                1998     $509,619   $ 29,645     $ 39,210       $155,000
                        Chief Executive Officer      1997     $500,000   $ 95,000     $ 43,061       $ 84,837

W.W. Boyle              Vice President Finance       1999     $340,000   $100,784     $ 21,171
                        Chief Financial Officer      1998     $345,576   $ 17,279     $ 27,706
                                                     1997     $314,423   $ 60,000     $ 34,829

W.E. Fairbanks          Group Vice President         1999     $300,000   $ 70,000     $ 20,800
                        Defense                      1998     $304,615   $ 12,411     $ 18,425
                                                     1997     $269,231   $ 50,000     $ 18,823

W.C. Zable              Vice Chairman of the         1999     $280,000   $ 76,082     $ 23,371
                        Board and Vice President     1998     $284,808   $ 14,200     $ 21,668
                        of Cubic Corporation         1997     $264,449   $ 25,000     $ 25,063

R.L. deKozan            Chairman of the Board        1999     $271,600   $ 75,729     $ 50,256
                        of Cubic Transportation      1998     $278,923   $ 10,000     $ 39,042
                        Systems, Inc.                1997     $280,000   $ 20,000     $ 32,045

------------------------

(A) Amounts shown include cash compensation earned and received as well as earned and deferred at the election of the Officers.

(B) Amounts shown include bonus cash compensation earned for each fiscal year whether received or deferred at the election of the Officer.

(C) Amounts shown reflect the individual's interest in the Corporation's contribution for fiscal 1999 to the Corporation's Employees' Profit Sharing Plan, premiums for executive life insurance coverage in accordance with I.R.S. tables, and automobile allowances.

(D) The split-dollar insurance plan, described below, initiated for the benefit of the shareholders, requires the Officer to make contributions toward acquisition of the life insurance. In October 1992, to offset the cost, including taxes, of the insurance contribution by Mr. Zable, the Board of Directors adopted a supplemental executive compensation program under the terms of which a predetermined sum would be paid annually. The amounts set forth above are the annual payments under this program. Payments may be discontinued at any time by the Board of Directors.

    The remuneration shown for the named individuals includes deferred compensation under the Corporation's Deferred Compensation Plan. Under the Plan, selected key employees of the Corporation, including Officers, may defer all or any part of their compensation until termination of employment with the Corporation. The deferred compensation is held in the general funds of the Corporation and credited to the account of the employee. Each account is credited with interest at the rate set by the Secretary of the United States Treasury.

    The Corporation provides all full-time employees with life insurance coverage up to $50,000, depending on their rate of compensation, and executives of the Corporation with $150,000 of life insurance. In addition, executives are provided, at their option, with additional life insurance in an amount of 1, 2, 3, or 4 times the executive's salary, at the executive's option, up to a total maximum of $500,000, all of the premiums for such additional insurance being paid solely by each electing executive. Currently, premiums not paid by the executive for all life insurance coverage are treated as compensation to those executives in accordance with Internal Revenue Service Tables, and are included in the cash compensation shown.

    In 1999, in accordance with a long-standing purchase agreement with the Company, Walter J. Zable, Chairman and President of the Company, purchased a certain residential rental property, which had been owned by the Company since 1982, for approximately $750,000, the carrying value of the property on the books of the Company.

    The remuneration shown for the named individuals includes their interest in the Corporation's contribution for fiscal 1999 to the Corporation's Employees' Profit Sharing Plan. The Plan is for employees of the Corporation and its subsidiaries. The amount of the Corporation's annual contribution is determined by the Board of Directors in its sole discretion. The Plan also allows employees to make voluntary contributions of up to 10% of their compensation to the Plan. Employees, including executives, are permitted, pursuant to the provisions of the Plan, to defer pre-tax up to 10% of their compensation up to a maximum amount allowed by the Internal Revenue Code depending upon the amount of that compensation in addition to the after-tax contributions referred to above. These pre-tax deferrals made by the named individuals are also included in the compensation shown above. The Corporation's annual and the employee's voluntary contributions to the Plan are made to various funds held by an insurance company. Each employee is given investment discretion over the contributions allocated to his or her account.

    The compensation shown does not include contributions by the Corporation under its defined benefit Employees' Pension Plan because the amount of such contributions in respect to a specified person are not and cannot be readily calculated. Additional information regarding the Corporation's Employees' Pension Plan is set forth below:

    The Corporation maintains a defined benefit Pension Plan ("Plan") for the majority of its employees, including officers, and the employees of its subsidiaries. Participation is subject to the terms and conditions of the Plan. Generally, all participants in the Plan earn the right to receive a single-life annuity at the Plan's normal retirement date of age 65 in an amount equal to 3/4ths of 1% of their total earnings (including bonuses) since 1974. Alternate forms of annuity, such as joint and 50% survivor, would result in different annual benefit amounts. The benefits to be paid under the Pension Plan are not subject to adjustments for Social Security benefits or other assets.

                ESTIMATED ANNUAL BENEFITS UNDER THE CUBIC CORPORATION PENSION PLAN
                                       (SINGLE-LIFE ANNUITY)
               ---------------------------------------------------------------------
                                      AT RETIREMENT AGE OF 65
  AVERAGE                                YEARS OF SERVICE
   ANNUAL                        ---------------------------------
COMPENSATION         10                20                30                40
------------   ---------------   ---------------   ---------------   ---------------
  $ 50,000         $ 3,750           $ 7,500           $11,250           $15,000
   100,000           7,500            15,000            22,500            30,000
   150,000          11,250            22,500            33,750            45,000
   160,000          12,000            24,000            36,000            48,000

    Compensation eligible to the Plan is limited by ERISA regulations to $150,000 during the year ended September 30, 1998.

    The years of credited service in the Corporation's Pension Plan for the listed individuals are: 50 years for W. J. Zable, 27 years for W. C. Stewart, 37 years for W. C. Zable, 16 years for W. W. Boyle, and 7 years for W. E. Fairbanks.

    The Corporation also provides to certain Executive Officers certain normal management fringe benefits, including financial counseling and club memberships, which are not included in the above Table. An undetermined part of these benefits might have been used for personal purposes in an amount which is not reasonably determined. It has been concluded that the aggregate amounts of any such benefits are not material and do not, in any event, exceed the lesser of $50,000 or 10% of the compensation reported as to each person specified and, in any case, the aggregate amount of such other compensation is the lesser of $25,000 times the number of persons in the group or 10% of the compensation reported above for the group.

    In October 1992, a trust established by the principal shareholders of the Corporation, Mr. and Mrs. Walter J. Zable, entered into an agreement with the Corporation whereby the Corporation agreed to make advances of premiums payable on a split-dollar life insurance policy purchased by the trust on the life of Mrs. Zable. The agreement is so designed that if the assumptions made as to mortality experience, policy dividends and other factors are realized, upon the demise of Mrs. Zable the Corporation will recover all of its insurance premium payments as well as other costs associated with the policy. The advances are secured by a collateral assignment of the policy to the Corporation. The agreement is intended to prevent the possibility of a large block of the Corporation's common shares being put on the market, to the detriment of the share price, in order for the beneficiaries to pay estate taxes. The Corporation may cause the agreement to be terminated and the policy to be surrendered at any time. The difference between policy premiums and other payments and the increase in the cash surrender value of the policy has been expensed or added to income in the year incurred. The amount added to income in 1999 was $254,000, while in 1998 and 1997, $85,000 and $165,000, respectively, was expensed. Should the policy be held for ten years, the Company estimates that the cash surrender value will exceed all payments made and should the policy be held to maturity, all payments advanced to carry the policy will be returned.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    No Director, Officer, or beneficial owner of more than ten percent of the Common Stock of the Corporation failed to file on a timely basis, as disclosed in Form 3, Form 4 and amendments thereto, and Form 5 and amendments thereto, reports required by Section 16(a) of the Exchange Act during the fiscal year 1999.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

COMPARISON OF CUMULATIVE TOTAL RETURN
OF ONE OR MORE COMPANIES, PEER GROUPS,
INDUSTRY INDEXES AND/OR BOARD MARKETS
                                        CUBIC CORPORATION  CUSTOMER SELECTED STOCK LIST  S&P COMPOSITE
1994                                               100.00                        100.00         100.00
1995                                               129.75                        143.54         129.74
1996                                               162.05                        192.31         156.13
1997                                               318.35                        212.08         219.28
1998                                               178.53                         81.85         239.12
1999                                               204.01                         75.99         305.61

    The above graph compares the performance of Cubic Corporation with that of the S&P 500 Index and a peer group comprised of companies in the Federal Trade Commission SIC Codes 3699 and 3829, Electrical Equipment and Supplies (NEC) and Measuring and Controlling Devices (NEC), which are published industry groups. The chart assumes that $100 was invested on October 1, 1994, in each of Cubic Corporation, the S&P 500 Index and the peer group index, and compares the return on investment as of September 30th of each of the following five years. The return on investment represents the change in the fiscal year-end stock price plus reinvested dividends.

EXECUTIVE COMPENSATION COMMITTEE REPORT

    The Executive Compensation Committee of the Board of Directors has the responsibility for executive compensation programs and the evaluation of the Corporation's executive officers. It is the Committee's responsibility to determine the compensation of the Corporation's Chief Executive Officer and the other executive officers taking into consideration individual and corporate performance, performance of competitors and other similar businesses and relevant compensation data.

    The base salaries of the Corporation's executive officers are set to attract qualified people necessary for the continued successful operation and growth of the Corporation and its subsidiaries. With the assistance of the Human Resources Department, the base salary structure is periodically reviewed in relation to the practices of companies in similar businesses and of similar size and in a reasonable, geographic area.

    The determination of each executive's compensation by the Committee takes into consideration the Corporate performance, the recommendations of management, and salaries and incentive compensation of executives in similar businesses.

    Incentive bonuses are paid at the end of each fiscal year based upon company performance against established goals for sales, operating profits, earnings per share, and return on investment

    During the fiscal year, no executive officer of the Corporation served either as a director or as a member of the compensation committee of any other entity whose executive officers served either as a Director or as a member of the Executive Compensation Committee of the Corporation. No member of the Committee is a former or current Officer or employee of the Corporation or any of its subsidiaries.

       Robert T. Monagan, Chairman        Raymond E. Peet, VAdm,USN,(Ret.)

                              INDEPENDENT AUDITORS

    Ernst & Young LLP has audited the Corporation's books and records since 1959 and are continuing as its auditors in addition to providing tax services. No change is contemplated. There is no other relationship.

    Representatives of Ernst & Young LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the next Annual Meeting must be received by the Secretary, Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123, no later than October 17, 2000.

                                 OTHER MATTERS

    All shareholders of record at the close of business January 10, 2000, the record date for the determination of shareholders entitled to vote at the Annual Meeting, are concurrently being sent a copy of the Corporation's Annual Report, including financial statements for the fiscal year ended September 30, 1999

    The expense of preparing, printing and mailing the Notice of Meeting and Proxy material and all other expenses of soliciting proxies will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, the Directors, Officers and regular employees of the Corporation, who will receive no compensation in addition to their regular salary, if any, may solicit proxies by mail, telegraph, telephone, or personal interview. The Corporation may also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

    Management knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Meeting. However, if any such matter shall properly come before the meeting, the persons named in the enclosed proxy form will vote the same in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          [SIG]

                                          William C. Stewart, Jr.
                                          SECRETARY

APPENDIX A  -  Proxy Card

-------------------------


                                CUBIC CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF SHAREHOLDERS

         The undersigned, a shareholder of Cubic Corporation, a Delaware corporation, hereby appoints Walter J. Zable, William W. Boyle and William C. Stewart, Jr., or any of them, the attorneys and proxies of the undersigned, with power of substitution, to vote the common shares of Cubic Corporation standing in the name of the undersigned at the Annual Meeting of Shareholders of Cubic Corporation to be held in the Crystal Room, at the Handlery Hotel and Country Club, at 950 Hotel Circle North, San Diego, California 92108, on Tuesday, March 7, 2000, at 10:30 a.m. PST, and at any adjournment or adjournments thereof, as follows:

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS INDICATED. HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES FOR ITEMS (1) AND, IN THEIR DISCRETION, ON MATTERS DESCRIBED IN ITEM (2).

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                (Continued, and to be signed, on the other side)

--------------------------------------------------------------------------------



      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

================================================================================


The Board of Directors Recommends a Vote "FOR" Each of the Listed Proposals.

                                                      Withhold         For All
1.     Election of Directors      For All             For All          Except

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

Nominees:  01-Walter J. Zable, 02-Walter C. Zable, 03-William W. Boyle,
           04-Richard C. Atkinson, 05-Walter E. Fairbanks, 06-Robert T. Monagan and 07-Raymond E. Peet

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby acknowledge receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated January 20, 2000.

Dated                      2000   Signature
      --------------------                  -----------------------------------

                                  Signature (if held jointly)
                                                             ------------------

NOTE: Please sign exactly as name (or names) appear on this card. When shares are held by joint tenants, all holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



                                       10